Exhibit 10.10

Translated From Spanish

AGREEMENT OF ASSIGNATION OF RIGHTS IN INSTALLMENTS (“THE AGREEMENT”) CELEBRATED BY, IN ONE SIDE, THE MESSRS. GERARDO BUSTAMANTE GARCIA, ROBERTO KONISHI MOTTA, AND THE HEIRS OF MR. AURELIO ROSALES PATIÑO WHO IS DECEASED, THE MESSRS. AURELIO ROSALES REAL, ALBERTO ROSALES REAL, MIGUEL ROSALES REAL, JACOB ROSALES REAL AND MARIA JOSE ROSALES REAL AND MRS. MARIA SOCORRO REAL CARRANZA, BY THEIR OWN RIGHT (ON WARDS AND AS A WHOLE, WILL BE NAMED THE “ASSIGNORS”) AND WITH THE PERMISSION OF THE WIFE OF MR. GERARDO BUSTAMANTE GARCIA, MRS ANA LUISA RIVERA RODRIGUEZ; AND IN THE SECOND SIDE, FINDER PLATA S.A. DE C.V. (ON WARDS WILL BE NAMED THE “ASSIGNEE”), REPRESENTED IN THIS ACT BY ITS LEGAL REPRESENTATIVE, ING. JUAN MIGUEL R¥OS GUTIÉRREZ (ON WARDS THE ASSIGNORS AND THE ASSIGNEE, AS A WHOLE WILL BE NAMED THE “PARTIES”), UNDER THE FOLLOWING STATEMENTS AND CLAUSES:

STATEMENTS

I.	The ASSIGNORS declare, by their own right, that:

	a.	There are physical persons with Mexican nationality, with the respective data and addresses located in:

Mr. Gerardo Bustamante Garcia, married under conjugal society, with address: Sierra Nevada #226, Fraccionamiento Colinas del Padre 2da Seccion, C.P. 98085, Zacatecas, Zacatecas, Mexico.

Mr. Roberto Konishi Motta, single(divorced) , with address: Cerro Mixton # 110, Fraccionamiento Colinas del Padre 1era Seccion, C.P. 98085, Zacatecas, Zacatecas, Mexico.

Mr. Aurelio Rosales Real, single, with address: Calle Maiz #7, Colonia La Mezcalera, C.P. 46403, Tequila, Jalisco, Mexico.

Mr. Alberto Rosales Real, single, with address: Calle Maiz #7, Colonia La Mezcalera, C.P. 46403, Tequila, Jalisco, Mexico.

Miguel Rosales Real, single, with address: Calle Maiz #7, Colonia La Mezcalera, C.P. 46403, Tequila, Jalisco, Mexico.

Jacob Rosales Real, single, with address: Calle Maiz #7, Colonia La Mezcalera, C.P. 46403, Tequila, Jalisco, Mexico.

Maria Jose Rosales Real, minor, single, with address: Calle Maiz #7, Colonia La Mezcalera, C.P. 46403, Tequila, Jalisco, Mexico.

Maria Socorro Real Carranza, single (widow), with address: Calle Maiz #7, Colonia La Mezcalera, C.P. 46403, Tequila, Jalisco, Mexico

b.	All of them, except Maria Jose Rosales Real, have the juridical and economical competence for the celebration of this Agreement.

c.

Maria Jose Rosales Real appears, represented by her mother Mrs. Maria Socorro Real Carranza, who has the whole custody over her as a minor. And who are dealt the needed judicial authorization for celebrate this Agreement in name of the minor.

d.

They are co-owners of the rights derivate of the mining concessions, described below (on wards and as a whole will be named “ MINING CONCESSIONS”), and copies of the respective titles are attached in this Agreement as Annex “1”.

Name of the CONCESSION	Number of Title	Validation	Surface (hectares)
Corazon 1 Fracc. I	231902	May 16, 2008- May 15, 2058	53.3025
Corazon 1 Fracc. II	231903	May 16, 2008- May 15, 2058	29.1353
Corazon 1 Fracc. III	231904	May 16, 2008- May 15, 2058	3.7462
Corazon 2	231905	May 16, 2008- May 15, 2058	117.1644
Corazon 3	231906	May 16, 2008- May 15, 2058	517.6648

e.

The MINING CONCESSIONS are free of all assessment, warranty or any limitation and they are not under any judicial or extrajudicial process that could limit the assignation of rights derivate of themselves on favor to the ASSIGNEE. Also, they are not under any administrative, private, judicial or other nature process, neither any notification received, that represents any legal contingency, including mining, environmental, and any other nature like juridical, regulatory or monetary contingency, with derivate liabilities to any authority or third persons, or that could inhibit the assignation of rights agreed in this Agreements.

f.

That is their will transfer of each aliquot part which belongs to each one over the total derivate rights from the MINING CONCESSIONS, which are described in the subsection (d) of this Statement, in the terms and conditions pointed in this AGREEMENT.

	g.	Each belonging part of the ASSIGNOR, over the MINING CONCESSIONS corresponding rights, are described in the following percents:

Gerardo Bustamante Garcia: 34% (thirty four percent)

Roberto Konishi Motta: 33% (thirty three percent)

To the surviving wife of Mr. Aureliio Rosales Patiño and his heirs, belongs as a whole a 33% (thirty three percent), according to the next relation: the half of this 33%, belongs to the Mrs. Maria Socorro Real Carranza, who, under her and others Assignors’ statements, was married with Mr. Aurelio Rosales Patiño (actually deceased), under conjugal society, meaning that Mrs. Maria Socorro Real Carranza owns 16.5% (sixteen point five percent) of the rights over the MINING CONCESSIONS, the other half belongs to Mr. Aurelio Rosales Real, Alberto Rosales Real, Miguel Rosales Real, Jacob Rosales Real and the minor Maria Jose Rosales Real, being this people, legitimate children of Mr. Aurelio Rosales Real, and who have been judicially declared as universal and unique heirs of himself, reason why each one owns 3.30% (three point thirty percent) of the MINING CONCESSIONS rights.

h.

The ASSIGNORS, representing the corresponding percent of the succession of Mr. Aurelio Rosales Patiño, including the proportional part belonging to Mrs. Maria Socorro Real Carranza, in her position as a surviving wife who was married with Mr. Aurelio Rosales Patiño under conjugal society; manifest that have been judicially declared as universal and unique heirs of the succession of merit, since they are processing the succession in the Mixed Court of First Instance of Tequila, Jalisco, under the file number 96/2011, and that there are agree in the assignation, in terms that will be detailed later, with description of the each belonging part of the MINING CONCESSIONS:

	i.	About the minor Maria Jose Rosales Real, the MEMBERS agree certain terms described later.

II.	The ASSIGNEE declares, through its legal representative, that:

a.

Is a real mining society, build under the laws in the Estados Unidos Mexicanos, according to the public writing number 11,317, on July 12, 2011, granted in presence of the attorney Alberto Briceño Alatriste, Public Notary number 108 in Estado de Mexico; registered in the Public Properties and Commerce Record of Zacatecas state, with the trade folio number 12563*17, August 4, 2011.

b.

Its legal representative, under the public writing mentioned in the previous paragraph, has all the needed powers for force it to the terms and conditions of this Agreement, which have been not modified, revoked or restricted in any way, and that

c.	Has interest in the acquisition of the 100% (one hundred percent) of derivate rights from the MINING CONCESSIONS, in terms and conditions pointed in this AGREEMENT.

III.	Both PARTIES, declare that:

By virtue of this AGREEMENT, the PARTIES leave out any other verbal or written agreement, made previous to the celebration date of this AGREEMENT, reason why this AGREEMENT will be reign in all moment and for all the possible effects.

Based on the previous Statements, the PARTIES grant this Agreement with obeying to the next clauses:

CLAUSES

FIRST.- RIGTHS ASSIGNATION. The ASSIGNORS grant and transfer each of them, to the ASSIGNEE, the aliquot corresponding part of the 100% (one hundred percent) of all derivate rights from the MINING CONCESSIONS, meaning that each Assignor transfers the belonging percent of the derivate rights over the MINING CONCESSIONS, under the detailed description on the Statement I of the ASSIGNORS in this AGREEMENT. For its part, the ASSIGNEE accepts the assignation and acquires from each Assignor, the aliquot part of the rights possession of the MINING CONCESSION, matter of this AGREEMENT.

SEGUNDA.- RIGTHS ASSIGNATION PRICE. The price of the MINING CONCESSION RIGTHS, matter of this Agreement, is USD$800,000 (eight hundred thousand US dollars 00/100) legal currency in USA (on wards US Dollars), amount that will be paid to each Assignor in the next mode:

i.

US$100,000 (one hundred thousand US dollars 00/100) in the signing date and with ratification in presence of the public notary of this Agreement (on wards the SIGNING DATE), amount that will be divided in corresponding percents to each Assignor. In case that the ASSIGNORS and the ASSIGNEE sing and ratify their signatures in the presence of the public notary in different dates, will be considered as the SIGNING DATE, the last date of signatures ratifications by the public notary.

ii.

US$55,000 (fifty five thousand US dollars 00/100) in date of 12 (twelve) months celebration, counted by calendar month since the SIGNING DATE of this AGREEMENT, amount that will be paid in corresponding percents to each Assignor.

iii.	US$55,000 (fifty five thousand US dollars 00/100) in date of 24 (twenty four) months celebration, counted by calendar month since the SIGNING DATE of this AGREEMENT, amount that will be paid in corresponding percents to each Assignor.

iv.	US$55,000 (fifty five thousand US dollars 00/100) in date of 36 (thirty six) months celebration, counted by calendar month since the SIGNING DATE of this AGREEMENT, amount that will be paid in corresponding percents to each Assignor.

v.	US$535,000 (five hundred thirty five thousand US dollars 00/100) in date of 42 (forty two) months celebration, counted by calendar month since the SIGNING DATE of this AGREEMENT, amount that will be paid in corresponding percents to each Assignor.

The PARTIES agree that the ASSIGNORS will expedite to the ASSIGNEE the bills that protect the payment received from the ASSIGNEE, through a document which contents include all of the established requirements by the applicable and legal dispositions in financial matter; in this case will be added to the payment amount the corresponding Added Value Tax (IVA), which will be transfer at the moment of the payment.

The PARTIES also agree that in case that one of the ASIGNORS cannot expedite the appropriate bill due his or her financial regime, according to the previous paragraph, the ASSIGNEE should make the correspondent withholding for the accomplishment effects to the legal dispositions in the fiscal matter in Estados Unidos Mexicanos.

THIRD.- PAYMENT STIPULATIONS. About the payment, matter of this Agreement, the PARTIES agree that:

a)

The ASSIGNEE will be able to pay in national, Mexican legal currency or in US dollars, adding the value of IVA tax, which will be transfer at each payment moment. The US dollars conversion to national currency, will be according to the currency exchange for solve the obligations in foreign currency payable in the Mexican Republic, published in the Official Journal of the Federation, the immediate business day previous to the payment.

b)

The ASSIGNORS, Roberto Konishi Motta and Gerardo Bustamante Garcia, name as their common representative to Mr. Gerardo Bustamante Garcia. Meanwhile, the universal heirs ASSIGNORS of Mr.Aurelio Rosales Patiño and his surviving wife Mrs. Maria Socorro Real Carranza, name as their common representative to Mr. Aurelio Rosales Real (both as “Common Representatives”), who among other powers, will be able to receive the payments made by the ASIGGNEE to the ASSIGNORS, mentioned in the terms of this AGREEMENT.

c)	The ASSIGNEE will pay to the ASSIGNORS, exclusive through their Common Agents, through a check, presented in the respective Common Agent's addresses, pointed in the Eight clause of this Agreement or through a bank deposit or electronic transference in the bank account detailed below, in the next subsection. The MEMBERS expressly agree that any payment made to the respective Common Agents, will be considered as a well done payment to the ASSIGNORS, and that if in the future emerge controversy o differences between ASSIGNORS by payments motive the ASSIGNEE will be not affected by it.

The respective bank accounts of the Common Representatives, where the payments will be transfer, matter of this Agreement, in terms of this clause, are as follows:

a)	The bank account of Mr. Gerardo Bustamante Garcia, for receiving payments, under this clause:

Titular name: Gerardo Bustamante Garcia
Bank: BBVA Bancomer
Branch Office: Tahona
Number Account: 0173447200
CLABE: 012930001734472003

b)	The bank account of Mr. Aurelio Rosales Real, for receiving payments, under this clause:

 Titular name: Aurelio Rosales Real
Bank: BANAMEX
Branch Office: 0423
Number Account: 5510702
CLABE: 002397042355107026

d)	The ASSIGNORS will expedite to the ASSIGNEE a bill by each payment received by it and under terms of this Agreement, the bill will be delivered by the Common Representative, through a document which contents all the requisitions established by the legal dispositions applicable in fiscal matter.

e)	If the day of payment is a non-business day, the ASSIGNEE will pay to the Common Representative the immediate business next day; and

f)	The ASSIGNEE will not be responsible of the way how the Common Representative deliver to the ASSIGNORS the established payment in this Agreement, neither the way how the ASSINGORS divide the payment, matter of this Agreement, reason why the MEMBERS agree and force themselves that in this act, the ASSIGNEE is released of any liability that could be emerge about the payment reception of distribution. In case that appears any conflict between the ASSIGNORS, themselves release, since that moment to the ASSIGNEE of any derivate liability of the payment distribution decided by them.

FOURTH .- INDEMNITY. The ASSIGNORS grant the percentage that as aliquot part, each of them owns under the percents defined in the first statement of the ASSIGNORS, present in this Agreement, free of all assessment and without any limitation, responding from the restructuring for the eviction case, forcing to indemnify to the ASSIGNEE for any damage, as well as any affection suffered by the ASSIGNEE for any ASSIGNOR’s act or omission, included any those previously done to the Signing Date of this Agreement.

FITFTH .- The ASSIGNORS who represent the equivalent to the corresponding percentage of Mr. Aurelio Rosales Patiño, expressly declare that are forced to this terms, in the sense that they are processing the correspondent succession in the Mixed Court of First Instance of Tequila, Jalisco, under the number file 96/2011, in which they have been judicially declared as unique and universal heirs of the mentioned succession, supporting that with a Photostat copy properly certified of the respective judge`s resolution, same that is added in this Agreement as Annex 2.

SIXTH-. MINING RIGHTS’ PAYMENT The ASSIGNEE will be responsible since the Signing date of this Agreement, of the Mining rights’ payment from the MINING CONCESSIONS, as well as the accomplishment of all the applicable obligations to the mining concession under terms of the Mining Law and its regulation, also under the Rights’ Federal Law. In case that the corresponding part of Maria Jose Rosales Real, does not achieve the judicial permission compromised in the 9th. Clause of this Agreement, in the programmed period in that clause, the ASSIGNEE will be able to claim to that Assignor proportionally the corresponding refund from the Mining rights’ payment from the MINING CONCESSIONS; refund that will be done in cash or by electronic transfer to the ASSIGNEE’s bank account pointed on wards in this clause, not longer than a period of 30 (thirty) days next to the date of refund demand by the ASSIGNEE. The refund demand done by the ASSIGNEE, in terms of this clause, will be presented in the Common Representative’s address, and the PARTIES agree that if the notification is done in that address will be considered as a valid notification.

Information of the ASSIGNEE’s bank account:

Titular Name: Finder Plata, S.A. de C.V.
Bank: BANAMEX
Branch Office: 7002
Number account: 2085636
CLABE: 002934700220856369

SEVENTH.- CONFIDENTIALITY. Except the documents registration in the qualified authorities, needed for this Agreement, or the information that in any way could be request by the competent authorities; all the stipulations, documentation and information related to this Agreement will be remain with the confidential character between the MEMBER and their respective successors.

EIGHTH.- RIGHTS ASSIGNATION.- The ASSIGNORS, only will be able to assign the derivate rights and liabilities from this Agreement, with the previous written consent of the ASSIGNEE, which will not be able to reject that consent in a unjustified way, whenever the third assignor in matter is forced to obey all terms and conditions of this Agreement. The ASSIGNEE will be able to transfer the rights and liabilities of this Agreement, to the physical or legally moral person, designed by the ASSIGNEE, for that effect will be enough that the ASSIGNEE notifies with a written notice to the ASSIGNORS through the Common Representative with 8 (eight) natural days previous to the assignation.

NINETH.- In matter of the rights belonging to the minor María José Rosales Real, the legal representative and tutor of her, agrees that will request the judicial authorization mentioned in the 592 and 593 articles of the Civil Code, of Jalisco State. The Members agree that the legal representative of the minor will have a maximum period of six months for achieve that authorization and exhibit it to the ASSIGNEE in a certified copy of the Competent Judge’s solid resolution; suspensive condition that once accomplished the ASSIGNEE will be able to pay, according to this Agreement, in favor of the minor, the 3.3% (three point three percent) of the 100% of the Concessions, matter of this Agreement. The PARTIES will be able of pact, in a written and common agreement a longer period for the achievement and exhibitions of the authorization, described in this paragraph.

About the mentioned above, in the next three business days to the date of accomplishment of the suspensive conditions; meaning the date in which the legal Representative of the minor delivers to the ASSIGNEE, in the established address in this Agreement, the certified copy of the Competent Judge’s solid resolution that will make her able to sign and celebrate this Agreement in representation of the minor; the ASSIGNEE will pay the amount mentioned in the subsection “I” of the second clause of this Agreement and the other payments will be performed according to the established calendar in the subsections “ii” and “v” of the same second clause of this Agreement, whenever is satisfied the suspensive condition agreed in this Agreement and specifically described in this clause.

The Members agree that in case of non obtain that resolution for the authorization for signing to the legal representative of the minor for the celebration of this Agreement, in her representation, and that the Assignor decides not finish this Agreement, the minor will be co-owner in the percentage of 3.3% (three point three percent) of the 100% of the Concessions, in conjunction with the Assignor, who will have the 96.7% (ninety-six point seven percent) of the Mining Concessions, reason why that parties will have the rights and liabilities of the co-ownership.

TENTH.- TERMINATION. The ASSIGNEE will be able to finish this Agreement, in any moment, without authorization of the ASSIGNORS. In that case, the ASSIGNEE will notify to the ASSINGORS the termination, through the Common Representative, with forty natural days previous to the effective termination date. In the effective termination date, the payments already made to the ASSIGNORS according to the established payment calendar in this Agreement, will be not refund to the ASSIGNEE. Also the payments that according to the established calendar in this Agreement have to be made after the effective termination date will be no longer performed by the ASSIGNEE, because the Agreement will be ended according to this clause.

ELEVENTH.- NOTICES. All notices or notifications that the PARTIES must perform, in matter of this Agreement, will be done by written way. Those notices will be deliver in person, through a messenger with the corresponding acknowledgment of receipt, and will be correctly leaded to the corresponding parties, to his mentioned address established in this Agreement, which until the opposite is displayed, will be used the next:

ASSIGNORS:

Mrs. Gerardo Bustamante García, Roberto Konishi Motta, María del Socorro Real Carranza, Aurelio Rosales Real, Alberto Rosales Real, Miguel Rosales Real, Jacob Rosales Real y María José Rosales Real, thorugh their Common Representatives, the Mrs.:

Mr. Gerardo Bustamantes García: Sierra Nevada #226; Fraccionamiento Colinas del Padre 2da Sección, C.P. 98085, Zacatecas, Zacatecas.

Mr. Aurelio Rosales Real: Calle Maiz #7, Colonia La Mezcalera, C.P. 46403, Tequila, Jalisco.

In case, the Common Representatives change addresses, or the ASSIGNORS change by unanimity and written way of Common Representative, the ASSIGNORS are forced to written notice to the ASSIGNEE, in a period of 5 (five) days next to the date of the new address designation and its forced to be inside the Mexican Republic.

As long as there is not notice of the new address, the PARTIES agree that any notice done in the address here established will be considered as correctly delivered.

ASSIGNEE:

Finder Plata S.A. de C.V.
Privada Orquideas No. 23, Los Geranios, Guadalupe, Zacatecas, C.P. 98600
Attention: Ing. Juan Miguel Ríos Gutiérrez.

TWELVETH.- ASSIGNEES. The PARTIES agree that this Agreement forces and benefits, in the terms of itself, to the ASSIGNORS, their successors, and the ASSIGNEE and its successors.

THIRTEENTH.- EXPENSES AND TAXES. The notary expenses and fees, related to this Agreement, will be pay by the ASSIGNEE. The taxes of the received amounts by the ASSIGNORS because of this Agreement will be pay by the ASSIGNORS themselves.

FOURTEENTH.- AGREEMENT’S INTEGRITY. The PARTIES agree that by any reason or circumstance, a section or clause of this Agreement is declared invalid in solid sentence, that situation will not be able to void in any way the rest of this Agreement, so must be applied as extra, the dispositions of the common right about the invalid section, this, according to the text of this Agreement, which validity is not affected.

FIFTEENTH.- JURISDICTION. For the interpretation, execution and compliance of this Agreement, the PARTIES expressly submit to the applicable laws and the competent courts in Mexico City, Federal District, expressly giving up to the privilege that could be given because their actual of future addresses or because the location of their properties.

SIXTEENTH.- HEADERS. The PARTIES recognize that the headers of the clauses, sections and subsections in which is divided this Agreement, are only written for facilitate its reading, so this headers have a lack of any interpretative or relative value.

Being consistent and agree with the content, the Members grant and sign this Agreement in ten originals, in Zacatecas City, Zacatecas State, on September 5th, 2011, remaining a copy if this document on hand of each of the Members, and the rest for its registrations on the Mining Public Record.

ASSIGNORS	ASSIGNE

FINDER PLATA, S.A. DE C.V.

Mr. Gerardo Bustamante García	Mr. Juan Miguel Ríos Gutiérrez
In its own right	Legal Representative

/s/ Gerardo Bustamante García	/s/ Juan Miguel Ríos Gutiérrez

Mr. Roberto Konishi Motta
In its own right

/s/ Roberto Konishi Motta

Mrs. María Socorro Real Carranza
In its own right

/s/ María Socorro Real Carranza

Mr. Aurelio Rosales Real
In its own right

/s/ Aurelio Rosales Real

Mr. Alberto Rosales Real
In its own right

/s/ Alberto Rosales Real

Mr. Miguel Rosales Real
In its own right

/s/ Miguel Rosales Real

Mr. Jacob Rosales Real
In its own right

/s/ Jacob Rosales Real

For the minor María José Rosales Real,
her mother and legal representative Mrs.
María Socorro Real Carranza.

/s/ Mrs. María Socorro Real Carranza

CONSENT:

The undersigned, Mrs. Ana Luisa Rivera Rodriguez, spouse of Mr. Gerardo Garcia Bustamante notes that after learning the contents of this Agreement, being subject to the terms, provisions and conditions set forth herein, signature at the bottom of this document, expressing consent and acceptance, recognizing the obligation of it.

/s/ Mrs. Ana Luisa Rivera Rodriguez